UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2008

DREW INDUSTRIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-13646	13-3250533
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

200 Mamaroneck Avenue, White Plains, New York	10601
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(914) 428-9098

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 17, 2008, the Registrant’s Compensation Committee of the Board of Directors modified the employment agreement with Jason D. Lippert, Chairman, President and Chief Executive Officer of Lippert Components, Inc. (“Lippert Components”), a subsidiary of the Registrant, to provide an additional incentive for 2008 for exceeding a pre-established threshold of return on assets (“ROA”) by Lippert Components for 2008. Mr. Lippert will be entitled to receive $249,000 if Lippert Components achieves an ROA of 24%, which will increase at the rate of $30,000 per 1% increase in the ROA over 24%. Mr. Lippert’s total incentive compensation for 2007 may not exceed 10% of the operating profit achieved by Lippert Components.

Item 9.01	Financial Statements and Exhibits

Exhibits

10.1	Second Supplemental Agreement to the Executive Employment and Non-Competition Agreement between Lippert Components Manufacturing, Inc. and Jason D. Lippert

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DREW INDUSTRIES INCORPORATED (Registrant)

By:	/s/ Fredric M. Zinn
Fredric M. Zinn Executive Vice President and Chief Financial Officer

Dated: January 18, 2008